Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS
‒ Q4 2020 Net Revenue of $510 million; GAAP Net Loss of $3 million; Diluted Loss per Share of $0.02 ‒
‒ Q4 2020 Adjusted Net Income (1) of $43 million; Adjusted EBITDA (1) of $107 million; Adjusted Diluted EPS (1) of $0.14 ‒

‒ Full Year Net Revenue of $2 billion; GAAP Net Income of $91 million; Diluted Income per Share of $0.61 ‒
‒ Full Year 2020 Adjusted Net Income (1) of $191 million; Adjusted EBITDA (1) of $456 million; Adjusted Diluted EPS (1) of $0.63 ‒

‒ Provides 2021 Financial Outlook ‒

BRIDGEWATER, NJ, February 26, 2021 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (the "Company") announced its results today for the fourth quarter and full year ended December 31, 2020.

"We are extremely proud of the progress our company has made since we re-joined as leaders of Amneal," said Chirag and Chintu Patel, Co-Chief Executive Officers. "In just a year and a half, we have made significant strides towards strategically positioning Amneal, both operationally and financially, for the next phase of growth. Our strong financial performance over the course of 2020 is indicative of the successful execution of our Amneal 2.0 strategy. We reinvigorated the Generics business in the United States, continued to build our Specialty franchise, enhanced our operational execution, and diversified our distribution channels. As a result of the solid momentum we are seeing, we have introduced 2021 financial guidance, which reflects our expectations for another year of strong top and bottom line growth. We thank our global team for their dedication and commitment to providing affordable and innovative medicines to our patients; they have been an integral part of navigating the COVID-19 pandemic this year, and will continue to help drive our success in the year ahead."

Net revenue in the fourth quarter of 2020 was $510 million, an increase of 28% compared to $397 million in the fourth quarter of 2019. This increase was primarily attributable to $82 million from our AvKARE acquisition and $44 million from new product launches including EluRyng and Sucralfate Oral Suspension. Broad generic volume growth was partially offset by pricing pressure from competition relating to Levothyroxine Sodium Tabs and Diclofenac Gel 1% as well as a reduction in non-promoted product revenues in our Specialty segment. Net loss attributable to Amneal Pharmaceuticals, Inc. was $3 million in the fourth quarter of 2020 compared to a net loss of $32 million in prior year. The year-over-year improvement was primarily driven by stronger underlying Generics operating performance, lower intangible asset impairment charges, lower interest and taxes and favorable foreign exchange. Diluted loss per share in the fourth quarter of 2020 was $0.02 compared to a loss of $0.23 in the prior year.

Net revenue for the year ended December 31, 2020 was $1,993 million, an increase of 23% compared to $1,626 million for the year ended December 31, 2019. This increase was primarily attributable to $294 million from our AvKARE acquisition, and $214 million from new product launches including EluRyng and Sucralfate Oral Suspension. Broad generic volume growth was partially offset by pricing pressure from competition mainly relating to Levothyroxine Sodium Tabs and Diclofenac Gel 1% as well as the divestiture of our international businesses in 2019. Net income attributable to Amneal Pharmaceuticals, Inc. was $91 million in the year ended December 31, 2020 compared to a net loss of $362 million in prior year. The year-over-year improvement was primarily driven by favorable year-over-year discrete tax events, a reduction in intangible asset impairment charges of $136 million as well as a stronger underlying Generics operating performance and lower interest. Diluted income per share in the year ended December 31, 2020 was $0.61 compared to a loss of $2.74 in the prior year.

Adjusted EBITDA(1) in the fourth quarter of 2020 was $107 million, an increase of 33% compared to the prior year, primarily due to higher Generic adjusted gross profit driven, which was primarily due to new launches, the addition of AvKARE and operating expense management. Adjusted net income(1) of $43 million in the fourth quarter of 2020 compared to $23 million in prior year period, reflected higher adjusted EBITDA and lower interest expense, offset in part by higher adjusted taxes and minority interest. Adjusted diluted EPS(1) in the fourth quarter of 2020 was $0.14 compared to $0.08 in the prior year.

Adjusted EBITDA(1) in the year ended December 31, 2020 was $456 million, an increase of 28% compared to the prior year, primarily due to higher Generic adjusted gross profit, which was primarily due to new launches, the addition of AvKARE and operating expense management.

Adjusted net income(1) in the year ended December 31, 2020 was $191 million compared to $104 million in prior year, reflecting higher adjusted EBITDA and lower interest expense, offset in part by higher adjusted taxes and non-controlling interests. Adjusted diluted EPS(1) in the year ended December 31, 2020 was $0.63 compared to $0.35 in the prior year.
(1)    See "Non-GAAP Financial Measures" below.
2021 Financial Outlook
Amneal’s full year 2021 estimates are based on management's current expectations, including with respect to prescription trends, pricing levels, inventory levels, the costs incurred and benefits realized of restructuring activities and the anticipated timing of future product launches and events. The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for 2021.

Full Year 2021 Financial Guidance
Net revenue	$2.1 billion - $2.2 billion
Adjusted EBITDA (1)	$500 million - $540 million
Adjusted diluted EPS (2)	$0.70 - $0.85
Operating cash flow	$220 million - $250 million
Capital expenditures	$60 million - $70 million
Weighted average diluted shares outstanding (3)	Approximately 303 million
(1) Includes 100% of Adjusted EBITDA from the AvKARE acquisition.
(2) Accounts for 35% non-controlling interest in AvKARE. EPS guidance reflects the current tax laws in effect as of February 26, 2021. Any potential increase in statutory tax rates will have an adverse impact on EPS.
(3) Assumes the weighted average diluted shares outstanding of Class A and Class B Common Shares under the if-converted method.
Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time on February 26, 2021 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (844) 746-0741 (in the U.S.) or (412) 317-5273 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial (877) 344-7529 (in the U.S.) or (412) 317-0088 (international callers). The access code for the replay is 10152029.
About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.
Amneal has an extensive portfolio of approximately 250 generic product families and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders.
The Company also owns 65% of AvKARE. AvKARE provides pharmaceuticals, medical and surgical products and services primarily to governmental agencies, primarily focused on serving the Department of Defense and the Department of Veterans Affairs. AvKARE is also a packager and wholesale distributor of pharmaceuticals and vitamins to its retail and institutional customers who are located throughout the United States focused primarily on offering 340b-qualified entities products to provide consistency in care and pricing. For more information, visit www.amneal.com.

Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures. Words such as "plans," "expects," "will," "anticipates," "estimates" and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic; the impact of global economic conditions; our ability to successfully develop, license, acquire and commercialize new products on a timely basis; our ability to obtain exclusive marketing rights for our products; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth through acquisitions and otherwise; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our dependence on third-party agreements for a portion of our product offerings; our ability to identify and make acquisitions of or investments in complementary businesses and products on advantageous terms; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted gross profit, adjusted gross margin, adjusted operating income and adjusted cost of goods sold, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with U.S. General Accepted Accounting Principles ("GAAP"). The calculation of non-GAAP adjusted diluted earnings per share assumes the conversion of all outstanding shares of Class B Common Stock to shares of Class A Common Stock.
Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share, gross profit, gross margin, operating income, cost of goods sold or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contacts
Tasos Konidaris
Executive Vice President, Chief Financial Officer
invest@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(Unaudited; In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$510,034	$397,328	$1,992,523	$1,626,373
Cost of goods sold	342,962	273,373	1,329,551	1,147,214
Cost of goods sold impairment charges	—	13,721	34,579	126,162
Gross profit	167,072	110,234	$628,393	$352,997
Selling, general and administrative	84,687	74,084	326,727	289,598
Research and development	53,460	48,050	179,930	188,049
In-process research and development impairment charges	1,720	450	2,680	46,619
Acquisition, transaction-related and integration expenses	3,585	3,706	8,988	16,388
Restructuring and other charges	(259)	4,412	2,398	34,345
(Gains) charges related to legal matters, net	—	(2,308)	5,860	12,442
Intellectual property legal development expenses	3,701	4,975	10,655	14,238
Operating income (loss)	20,178	(23,135)	91,155	(248,682)
Other (expense) income:
Interest expense, net	(34,535)	(38,829)	(145,998)	(168,205)
Foreign exchange gain (loss)	8,392	4,722	16,350	(4,962)
Gain on sale of international businesses	—	328	123	7,258
Gain from reduction of tax receivable agreement liability	—	—	—	192,884
Other income (expense)	488	(197)	2,590	1,465
Total other (expense) income, net	(25,655)	(33,976)	(126,935)	28,440
Loss before income taxes	(5,477)	(57,111)	(35,780)	(220,242)
Provision for (benefit from) income taxes	1,485	7,792	(104,358)	383,331
Net (loss) income	(6,962)	(64,903)	68,578	(603,573)
Less: Net loss attributable to non-controlling interests	3,925	32,775	22,481	241,656
Net (loss) income attributable to Amneal Pharmaceuticals, Inc.	$(3,037)	$(32,128)	$91,059	$(361,917)
Net (loss) income per share attributable to Amneal Pharmaceuticals, Inc.'s common stockholders:
Class A and Class B-1 basic	$(0.02)	$(0.23)	$0.62	$(2.74)
Class A and Class B-1 diluted	$(0.02)	$(0.23)	$0.61	$(2.74)
Weighted-average common shares outstanding:
Class A and Class B-1 basic	147,640	141,853	147,443	132,106
Class A and Class B-1 diluted	147,640	141,853	148,913	132,106

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; In thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$341,378	$151,197
Restricted cash	5,743	1,625
Trade accounts receivable, net	638,895	604,390
Inventories	490,649	381,067
Prepaid expenses and other current assets	73,467	70,164
Related party receivables	1,407	1,767
Total current assets	1,551,539	1,210,210
Property, plant and equipment, net	477,754	477,997
Goodwill	522,814	419,504
Intangible assets, net	1,304,626	1,382,753
Operating lease right-of-use assets	33,947	53,344
Operating lease right-of-use assets - related party	24,792	16,528
Financing lease right-of-use assets - related party	58,676	61,284
Other assets	31,885	44,270
Total assets	$4,006,033	$3,665,890
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$613,661	$507,483
Current portion of long-term debt, net	44,228	21,479
Current portion of operating lease liabilities	6,474	11,874
Current portion of operating and financing lease liabilities - related party	3,978	3,601
Current portion of note payable - related party	1,000	—
Related party payables - short term	7,561	5,969
Total current liabilities	676,902	550,406
Long-term debt, net	2,735,264	2,609,046
Note payable - related party	36,440	—
Operating lease liabilities	30,182	43,135
Operating lease liabilities - related party	23,049	15,469
Financing lease liabilities - related party	60,193	61,463
Related party payable - long term	1,584	—
Other long-term liabilities	85,683	39,583
Total long-term liabilities	2,972,395	2,768,696
Redeemable non-controlling interest	11,804	—
Total stockholders' equity	344,932	346,788
Total liabilities and stockholders' equity	$4,006,033	$3,665,890

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(Unaudited; In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$68,578	$(603,573)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain from reduction of tax receivable agreement liability	—	(192,884)
Depreciation and amortization	235,387	207,235
Amortization of Levothyroxine Transition Agreement asset	—	36,393
Unrealized foreign currency (gain) loss	(16,728)	7,342
Amortization of debt issuance costs	8,678	6,478
Gain on sale of international businesses, net	(123)	(7,258)
Intangible asset impairment charges	37,259	172,781
Non-cash restructuring and asset-related charges	(536)	12,459
Deferred tax provision	—	371,716
Stock-based compensation	20,750	21,679
Inventory provision	75,236	82,245
Other operating charges and credits, net	11,818	7,309
Changes in assets and liabilities:
Trade accounts receivable, net	16,787	(132,726)
Inventories	(113,782)	(20,393)
Prepaid expenses, other current assets and other assets	33,312	38,870
Related party receivables	412	(939)
Accounts payable, accrued expenses and other liabilities	307	(10,257)
Related party payables	1,646	5,228
Net cash provided by operating activities	379,001	1,705
Cash flows from investing activities:
Purchases of property, plant and equipment	(56,445)	(47,181)
Acquisition of product rights and licenses	—	(50,250)
Deposits for future acquisition of property, plant, and equipment	(5,391)	—
Acquisition of intangible assets	(4,350)	—
Acquisitions, net of cash acquired	(251,360)	—
Proceeds from surrender of corporate owned life insurance	—	43,017
Proceeds from sale of international businesses, net of cash sold	—	34,834
Net cash used in investing activities	(317,546)	(19,580)
Cash flows from financing activities:
Payments of deferred financing costs and debt extinguishment costs	(4,102)	—
Proceeds from issuance of debt	180,000	—
Payments of principal on debt, financing leases and other	(35,933)	(27,000)
Proceeds from exercise of stock options	321	1,400
Employee payroll tax withholding on restricted stock unit vesting	(863)	(926)
Distribution of earnings to and acquisition of non-controlling interest	(3,300)	(3,543)
Tax distribution to non-controlling interest	(3,237)	(13,494)
Payments of principal on financing lease - related party	(1,079)	(2,270)
Net cash provided by (used in) financing activities	131,807	(45,833)
Effect of foreign exchange rate on cash	1,037	(2,249)
Net increase (decrease) in cash, cash equivalents, and restricted cash	194,299	(65,957)
Cash, cash equivalents, and restricted cash - beginning of period	152,822	218,779
Cash, cash equivalents, and restricted cash - end of period	$347,121	$152,822
Cash and cash equivalents - end of period	$341,378	$151,197
Restricted cash - end of period	$5,743	$1,625
Cash, cash equivalents, and restricted cash - end of period	$347,121	$152,822

Amneal Pharmaceuticals, Inc.
Generics Operating Results
(Unaudited; In thousands)

Generics	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue – Generics	$342,145	$300,281	$1,343,210	$1,308,843
Cost of goods sold	227,581	224,708	894,422	984,782
Cost of goods sold impairment charges	—	13,721	34,579	119,145
Gross profit	114,564	61,852	414,209	204,916
Selling, general and administrative	13,556	16,100	56,134	68,883
Research and development	41,486	42,281	150,068	172,196
In-process research and development impairment charges	1,720	450	2,680	46,619
Acquisition, transaction-related and integration expenses	3	547	328	4,633
Restructuring and other (credit) charges	(456)	2,900	(614)	20,101
(Gains) charges related to legal matters, net	—	(2,308)	5,610	12,442
Intellectual property legal development expenses	3,700	4,975	10,647	13,193
Operating income (loss)	$54,555	$(3,093)	$189,356	$(133,151)

Gross margin	33.5%	20.6%	30.8%	15.7%
Adjusted gross profit (Non-GAAP) (1)	$129,425	$99,770	$514,018	$464,270
Adjusted gross margin (Non-GAAP) (2)	37.8%	33.2%	38.3%	35.5%
Adjusted operating income (Non-GAAP)	$78,834	$48,740	$325,605	$250,000
(1)    Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)    Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Generics net revenue was $342 million for three months ended December 31, 2020, an increase of $42 million or 14% when compared with the same period in 2019. The year-over-year increase was primarily due to our 2019 and 2020 new product launches of $44 million, including EluRyng and Sucralfate Oral Solution, and growth in Generic volume from new commercial initiatives, partially offset by competition relating to Levothyroxine Sodium Tabs and Diclofenac Gel 1%.

Generics gross margin was 33.5% compared to 20.6% for the prior year period. The increase primarily related to new product launches, which contributed $31 million of gross margin growth, the impact of new volume won during 2020 and operational efficiencies and product mix, which more than offset pricing pressures relating to Levothyroxine Sodium Tabs and Diclofenac Gel 1%. In addition, gross margin improvement resulted from a $14 million decline in intangible asset impairment charges and a $5 million reduction in ongoing intangible asset amortization compared to the prior year. Generics adjusted gross margin was 37.8% compared to 33.2% in the prior-year period as the strength in new product contribution and operational efficiencies offset pricing pressure on Levothyroxine Sodium Tabs and Diclofenac Gel 1%.

Generics operating income was $55 million compared to an operating loss of $3 million in the prior year period. The improvement primarily reflected increased gross profit of $53 million as well as efficient operating expense management. Generics adjusted operating income for the fourth quarter of 2020 was $79 million compared to $49 million for the prior year due to improved gross margin.

Amneal Pharmaceuticals, Inc.
Specialty Operating Results
(Unaudited; In thousands)

Specialty	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net revenue - Specialty:
Rytary®	$45,412	$39,235	$159,293	$134,773
Unithroid®	13,773	12,309	53,578	41,089
Zomig®	13,062	15,458	48,392	54,980
All other specialty products	13,219	30,045	94,304	86,688
Total net revenue – Specialty	$85,466	$97,047	$355,567	$317,530
Cost of goods sold	47,128	48,665	192,910	162,432
Cost of goods sold impairment charges	—	—	—	7,017
Gross profit	38,338	48,382	162,657	148,081
Selling, general and administrative	18,924	21,960	75,917	79,665
Research and development	11,974	5,769	29,862	15,853
Acquisition, transaction-related and integration expenses	2	2,641	85	8,346
Restructuring and other charges	—	—	—	391
Charges related to legal matters, net	—	—	250	—
Intellectual property legal development expenses	1	—	8	1,045
Operating income	$7,437	$18,012	$56,535	$42,781

Gross margin	44.9%	49.9%	45.7%	46.6%
Adjusted gross profit (Non-GAAP) (1)	$63,465	$73,077	$263,801	$247,267
Adjusted gross margin (Non-GAAP) (2)	74.3%	75.3%	74.2%	77.9%
Adjusted operating income (Non-GAAP)	$38,209	$45,880	$168,860	$154,825
(1)    Adjusted gross profit is calculated as net revenue less adjusted cost of goods sold.
(2)    Adjusted gross margin is calculated as adjusted gross profit divided by net revenue.

Specialty net revenue for the three months ended December 31, 2020 was $85 million, a decline of $12 million, or 12%, compared to $97 million for the prior year period. Growth in demand for Rytary® and Unithroid® was offset by declines in non-promoted products as well as unfavorable Emverm® sales due to the impact of COVID-19 on pinworm related prescriptions.

Specialty gross margin for fourth quarter of 2020 was 44.9% compared to 49.9% in the prior year period primarily due to the mix of revenues, including the impact of non-promoted products. Specialty adjusted gross margin for the fourth quarter of 2020 of 74% was generally in line with margin for the prior period.

Specialty operating income for the fourth quarter of 2020 was $7 million compared to $18 million in the prior year period. The decline in operating income primarily reflected the impact of unfavorable gross margin and increased research and development expense of $6 million including milestone expenses of $5 million for the expansion of the Specialty pipeline. Specialty adjusted operating income for the fourth quarter of 2020 was $38 million compared to $46 million for the prior period as adjusted gross margin declined.

Amneal Pharmaceuticals, Inc.
AvKARE Operating Results
(Unaudited; In thousands)

AvKARE (1)	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net revenue - AvKARE (2)	$82,423	$—	$293,746	$—
Cost of goods sold (2)	68,253	—	242,219	—
Gross profit (2)	14,170	—	51,527	—
Selling, general, and administrative	16,735	—	58,544	—
Acquisition, transaction-related and integration expenses	641	—	641	—
Operating loss	$(3,206)	$—	$(7,658)	$—

Gross margin	17.2%	—%	17.5%	—%
Adjusted gross profit (Non-GAAP) (3)	$14,170	$—	$51,527	$—
Adjusted gross margin (Non-GAAP) (3)	17.2%	—%	17.5%	—%
Adjusted operating income (Non-GAAP)	$6,129	$—	$24,861	$—
(1)       The AvKARE segment includes the results of operations of AvKARE from January 31, 2020, the date of the acquisition, to December 31, 2020.
(2)      AvKARE excludes net revenue, costs of goods sold and gross profit from sales of Amneal products through this distribution channel. These financial results are included in the Generics segment.
(3)      There are no non-GAAP adjustments associated with gross profit and gross margin.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Cost of Goods Sold to Adjusted Cost of Goods Sold

Generics	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of goods sold	$227,581	$224,708	$894,422	$984,782
Cost of goods sold impairment charges	—	13,721	34,579	119,145
Adjusted to deduct (add):
Amortization	10,047	15,483	41,946	51,783
Inventory related charges (4)	400	3,089	5,465	22,828
Acquisition and site closure expenses (2)	2,746	4,715	10,580	25,151
Asset impairment charges (3)	—	13,721	35,822	119,145
Stock-based compensation expense	954	910	4,166	3,030
Amortization of upfront payment (6)	—	—	—	36,393
Other	714	—	1,830	1,024
Adjusted cost of goods sold (Non-GAAP)	$212,720	$200,511	$829,192	$844,573

Specialty	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of goods sold	$47,128	$48,665	$192,910	$162,432
Cost of goods sold impairment charges	—	—	—	7,017
Adjusted to deduct:
Amortization	25,127	24,695	101,144	92,169
Asset impairment charges (3)	—	—	—	7,017
Adjusted cost of goods sold (Non-GAAP)	$22,001	$23,970	$91,766	$70,263

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

Reconciliations of Operating Income (Loss) to Adjusted Operating Income

Generics	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating income (loss)	$54,555	$(3,093)	$189,356	$(133,151)
Adjusted to add (deduct):
Acquisition and site closure expenses (2)	3,195	6,028	14,832	41,639
Amortization	10,047	15,483	41,946	51,783
Inventory related charges (4)	400	5,938	6,083	25,677
Stock-based compensation expense	2,046	2,588	8,097	11,943
Asset impairment charges (3)	5,505	14,655	42,995	166,396
Restructuring and other charges (credit) (5)	(456)	2,900	(614)	20,101
(Gain) charges related to legal matters, net (7)	—	(2,409)	5,610	12,591
Amortization of upfront payment (6)	—	—	—	36,393
R&D milestone payment	2,626	6,650	15,771	16,579
Other	916	—	1,529	49
Adjusted operating income (Non-GAAP)	$78,834	$48,740	$325,605	$250,000

Specialty	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating income	$7,437	$18,012	$56,535	$42,781
Adjusted to add (deduct):
Amortization	25,127	24,695	101,144	92,169
Acquisition and site closure expenses (2)	2	2,641	85	10,969
Stock-based compensation expense	645	532	2,678	1,498
Restructuring and other charges (5)	—	—	—	391
R&D milestone payment	5,000	—	7,000	—
Asset impairment charges (3)	—	—	—	7,017
Other	(2)	—	1,418	—
Adjusted operating income (Non-GAAP)	$38,209	$45,880	$168,860	$154,825

AvKARE	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating loss	$(3,206)	$—	$(7,658)	$—
Adjusted to add:
Amortization	8,694	—	31,878	—
Acquisition and site closure expenses (2)	641	—	641	—
Adjusted operating income (Non-GAAP)	$6,129	$—	$24,861	$—

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands, except per share amounts)

Reconciliation of Net (Loss) Income to Adjusted Net Income and Calculation of Adjusted Diluted EPS

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(6,962)	$(64,903)	$68,578	$(603,573)
Adjusted to add (deduct):
Non-cash interest	2,015	1,629	7,900	6,478
Gain from reduction of tax receivable agreement liability (1)	—	—	—	(192,884)
GAAP Income tax expense (benefit)	1,485	7,792	(104,358)	383,331
Amortization	40,833	40,178	163,842	143,952
Stock-based compensation expense	5,133	5,013	20,750	21,679
Acquisition and site closure expenses (2)	6,777	14,983	23,384	73,471
Restructuring and other charges (credit) (5)	(259)	4,412	2,398	34,345
Inventory related charges (4)	395	5,963	6,574	25,702
(Gains) charges related to legal matters, net (7)	—	(2,409)	5,610	12,591
Asset impairment charges (3)	5,505	14,655	43,629	175,210
Amortization of upfront payment (6)	—	—	—	36,393
Foreign exchange (gain) loss	(8,392)	(4,722)	(16,350)	4,962
Gain on sale of international businesses, net (8)	—	(328)	(123)	(7,258)
R&D milestone payments	7,626	6,650	22,771	16,579
Other	1,696	342	1,926	578
Income tax at 21%	(12,411)	(6,138)	(54,271)	(27,621)
Net loss attributable to NCI not associated with our Class B shares	(89)	(113)	(1,240)	(344)
Adjusted net income (Non-GAAP)	$43,352	$23,004	$191,020	$103,591
Adjusted diluted EPS (Non-GAAP) (9)	$0.14	$0.08	$0.63	$0.35

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited, In thousands)

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(6,962)	$(64,903)	$68,578	$(603,573)
Adjusted to add (deduct):
Interest expense, net	34,535	38,829	145,998	168,205
Income tax expense (benefit)	1,485	7,792	(104,358)	383,331
Depreciation and amortization	59,873	54,303	235,387	207,235
EBITDA (Non-GAAP)	$88,931	$36,021	$345,605	$155,198
Adjusted to add (deduct):
Gain from reduction of tax receivable agreement liability (1)	—	—	—	(192,884)
Stock-based compensation expense	5,133	5,013	20,750	21,679
Acquisition and site closure expenses (2)	6,777	14,983	23,384	73,471
Restructuring and other charges (credit) (5)	(259)	4,412	2,398	34,345
Inventory related charges (4)	395	5,938	6,574	25,677
(Gains) charges related to legal matters, net (7)	—	(2,409)	5,610	12,591
Asset impairment charges (3)	5,505	14,655	43,629	175,210
Amortization of upfront payment (6)	—	—	—	36,393
Foreign exchange (gain) loss	(8,392)	(4,722)	(16,350)	4,962
Gain on sale of international businesses, net (8)	—	(328)	(123)	(7,258)
R&D milestone payments	7,626	6,650	22,771	16,579
Other	1,696	342	1,926	(446)
Adjusted EBITDA (Non-GAAP)	$107,412	$80,555	$456,174	$355,517

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(Unaudited; In thousands)

(1)    Gain from reduction of tax receivable agreement liability represents the reversal of the accrued liability associated with the Company’s deferred tax assets created at the Combination.
(2)    Acquisition and site closure expenses for the three months and year ended December 31, 2020 primarily included costs related to: (i) system integrations associated with the combination with Impax Laboratories, LLC ("Impax"), (ii) integration activities associated with the acquisition of AvKARE, (iii) expenses associated with the pending acquisition of a 98% interest in Kashiv Specialty Pharmaceuticals, LLC (a related party) and (iv) plant closure and redundant employee costs related to the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition and site closure expenses for the three months and year ended December 31, 2019 included costs related to: (i) plant closure and redundant employee costs related to the planned cessation of manufacturing at our Hauppauge, NY facility and (ii) third party costs associated with the combination with Impax and related integration including legal, investment banking, accounting and information technology.
(3)    Asset impairment charges for the three months ended December 31, 2020 were primarily associated with equipment and in-process research and development intangible assets acquired in the combination with Impax. Asset impairment charges for the year ended December 31, 2020 were primarily associated with equipment and in-process research and development and other intangible assets acquired in the combination with Impax. Asset impairment charges for the three months and year ended December 31, 2019 were primarily associated with in-process research and development and other intangible assets acquired in the combination with Impax.
(4)    For the three months and year ended December 31, 2020, inventory related charges represented inventory obsolescence and related expenses associated with recalls. For the three months and year ended December 31, 2019, inventory related charges primarily represented inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts.
(5)    For the three months ended December 31, 2020, restructuring and other charges (credit) consisted of a change in estimate to reduce the amount accrued for the cost of benefits provided pursuant to our severance programs for employees impacted at our Hauppauge, NY facility. For the year ended December 31, 2020, restructuring and other charges (credit) primarily consisted of the cost of benefits provided pursuant to our severance programs for former senior executives and management employees, net of an asset-related credit associated with the contractual cancellation of an asset retirement obligation related to a lease in Hayward, CA. For the three months ended December 31, 2019, restructuring and other charges primarily consisted of the cost of benefits provided pursuant to our severance programs for employees at our Hauppauge, NY facility. For the year ended December 31, 2019, restructuring and other charges primarily consisted of the cost of benefits provided pursuant to our severance programs for employees at our Hauppauge, NY, Hayward, CA and other facilities as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.
(6)    For the year ended December 31, 2019, amortization of upfront payment represents the amortization of the upfront payment made to Lannett Company in connection with our transition agreement for Levothyroxine.
(7)    For the year ended December 31, 2020, (gains) charges related to legal matters, net of $6 million were associated with commercial legal claims in our Generics segment. For the year ended December 31, 2019, (gains) charges related to legal matters, net were primarily related to an agreement in principle with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the Combination.
(8)    For the year ended December 31, 2019, gain on the sale of international businesses, net represents the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company's operations in Germany.
(9)    For the three months and year ended December 31, 2020, adjusted diluted EPS (non-GAAP) utilizes weighted average diluted shares outstanding of 301,903 and 301,030, respectively, which consists of Class A shares and Class B shares under the if-converted method. For the three months and year ended December 31, 2019, adjusted diluted EPS (non-GAAP) utilizes weighted average diluted shares outstanding of 299,298 and 299,194, respectively, which consists of Class A and Class B shares under the if-converted method.